                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  Date of Event Requiring Report MARCH 3, 2000
                                                 -------------


                  BROADBAND WIRELESS INTERNATIONAL CORPORATION
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                 --------------
         (State or other jurisdiction of incorporation or organization)

        0-08507                                         75-1441442
        -------                                         ----------
(Commission File Number)                   (IRS Employer Identification Number)


                       1301 AVENUE M, CISCO, TEXAS 76437
                       ---------------------------------
                    (Address of principal executive offices)

                                  254-442-3968
                                 -------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

In connection with the Company's transition into a telecommunications entity, it recently acquired the companies and assets described below. These acquisitions have been primarily effected through the issuance of shares of the Company's common stock.

The Company intends to utilize all acquired assets described herein in the manner they were previously used and intends to continue the operations of all businesses acquired in the same manner as prior to acquisition.

GKD, Inc. d/b/a/  GetMore Wireless and Internet

On March 3, 2000, BroadBand Wireless International Corporation, a Nevada corporation (the "Company"), completed the acquisition of 100% ownership in GKD, Inc., the Oklahoma corporation d/b/a GetMore Wireless and Internet, which is the sole owner of 13 retail stores. The Company had previously acquired rights to 40% of the net profits from the retail stores operations. The Company acquired GKD, Inc. from BroadCom Wireless Communications Corporation, an Oklahoma Corporation, (BroadCom) for 5,000,000 shares of the Company's common stock. Consideration paid by BroadCom to the owners of GKD, Inc, Ronald L. Baker and Gary Keith Duke, totaled 1,500,000 shares of the Company's common stock and $100,000 to Baker, and 1,500,000 shares of the Company's common stock and $100,000 to Duke. In addition to the consideration paid to Baker and Duke, BroadCom provided the working capital necessary for GKD, Inc., retail operations and the expansion of the number of retail stores from 3 to 13. The Company additionally agreed to assist in securing financing for GKD, Inc.'s operations by agreeing to provide 2,000,000 shares of the Company's common stock for use as collateral in securing such financing.

Ronald Baker is a director of the Company and served as its interim president from February 25 through March 20, 2000, when Ivan Webb was appointed by the Directors as President. After the issuance of the above described shares, and subsequent to the conveyance of the 3,000,000 shares to Baker and Duke, BroadCom owns 19,630,271 shares of the Company's common stock, which represents 24.1% of the Company's outstanding common stock.

The Company's subsidiary, GKD, Inc., markets cellular telephones, pagers and Internet services through its 13 retail stores in Texas and Oklahoma. The majority of GKD, Inc.'s revenues are derived from its activities as a reseller of cellular phone service, primarily derived from VoiceStream Wireless Corporation. GKD, Inc.'s December 31, 1999, un-audited financial statements reflect total assets of $966,224. These assets include, but are not limited to, $187,600 in receivables from the sale of VoiceStream telecommunications equipment and services, $236,104 in inventory (pagers, wireless telephones, & accessories) and $338,820 in property and equipment less depreciation. The property and equipment included $169,900 in commercial vehicles (cars, vans & trucks) and $138,188 in computer equipment & software computer work and operating stations. The Company is having the operations of GKD, Inc. audited.

SUPPORT 24

On March 17, 2000, the Company tendered the consideration for the purchase of Support 24, Inc. an Oklahoma corporation, ("Support 24"), as per agreement dated 25 February, 2000. This purchase price, 700,000 shares of the Company's common stock, was issued to Support 24's owners Steve Zabel, Bryant Ingram and Joey Alfred. The agreement also requires the Company to provide Support 24 financing of $400,000. At the present, the Company is negotiating the required financing.

Support 24's primary asset is a proprietary telephony software application development tool known as ScriptLauncher. It allows users to rapidly create, implement and modify telephone functions and applications such as Voice Mail, Fax Storage, Web Browsing, E-Mail Retrieval, Calling Cards and Interactive Voice Recognition. The Company believes ScriptLauncher's dynamics will allow it to design and implement new telephony application, which will allow the Company to become an Application Service Provider in addition, to simply providing the network and bandwidth to transport voice, data and video.

iTELL, INC.

On March 1, 2000, the Company entered into a Letter of Agreement with Sergio Ado, a resident of Virginia, to acquire 100% of iTELL, Inc., a Delaware corporation ("iTELL"). The purchase price for iTELL was 2 million shares of the Company's common stock and $200,000, the final portion of which was tendered to iTELL on March 27, 2000. The Company additionally agreed to assist in securing financing for iTELL's operations by providing up to 10,000,000 shares of the Company's common stock for use as collateral in securing project financing. Additional consideration in the purchase of iTELL included 1,000,000 shares of its common stock to Global Access New Millennium, Inc. ("Global Access") and 1,000,000 shares of its common stock to BroadCom Wireless Communications Corporation ("BroadCom"). Global Access and BroadCom were instrumental in introducing iTELL with the Company and in facilitating the acquisition's negotiations.

iTELL is an international telecommunications carrier with current assets totaling $2,860,000 consisting of carrier deposits and cash in bank; iTELL has fixed assets of $12,654,016 with debt service of $2,999,254. Fixed assets include, but not limited to, hardware telecommunications switches 60 Hudson, New York, NY, earth stations, teleports in Malaga, Spain, vehicles, an ocean going vessel, and residential and commercial real property, located in the United States, Spain, Venezuela. In addition, iTELL has various accounts receivable, some of which are delinquent, which are not reflected in the previous figures.

iTELL has domestic and international carrier contracts with eight individual carriers, the value of which are now being established by independent auditors, which are to be reported in subsequent filings. iTELL has fully executed and operational contracts with four wholesale providers of telecommunications services. These one year renewable contracts represent the transmission of a total of 212,000,000 minutes per month of voice and data traffic being originated from within the United States with termination within all of Mexico. Currently, 68,000,000 minutes have been activated with facilities now on order to complete the network necessary to carry the balance of the contracted traffic. This contractual obligation with rated and credit worthy companies represent a total estimated gross monthly revenue to iTELL of $17,384,000. Projected net monthly income is $2,120,000, contingent upon actual network usage and percentages of completions realized in network connectivity as well as other operational variables.

Global Access previously sold the Company a one-sixth (1/6) interest in the net profits of a joint venture involving iTELL. Global Access serves as an agent buying and selling approximately 30,000,000 minutes included in the above listed projects of international voice and data telecommunications transmissions to 214 carriers.

ITEM 5.  OTHER INFORMATION.

On March 16, 2000, the Company, through iTELL, entered into a Sale/Purchase/Management Agreement by which it has agreed to 100% control of all management and at the Company's option, acquire Asociados Espada, C.A. d/b/a PanAmTel, an entity organized under the laws of Venezuela with features similar to a U.S. corporation ("A.E. PanAmTel"). The owner of A.E. PanAmTel is Jorge Pocaterra Mejias. The agreement provides iTELL with the right to manage A.E. PanAmTel for up to one year prior to the purchase of A.E. PanAmTel. At the time the Company exercises its option to purchase PanAmTel, it must tender 200,000 shares of Common Stock to Jorge Pocaterra Mejias and provide an additional 300,000 shares to be utilized within the banking system of Venezuela to establish lines of credit for the operational growth of A.E. PanAmTel. Additional consideration of the purchase of A.E. PanAmTel includes 100,000 shares of its common stock to Global Access and 100,000 shares of its common stock to BroadCom. BroadCom introduced Global Access to BroadBand and both were instrumental in introducing A.E. PanAmTel to the Company and in facilitating the negotiation of the management contract.

A.E. PanAmTel has a value-added license in Venezuela to engage in the business of telephony, which includes, but is not limited to, managing Internet Service Provider (ISP) facilities in Venezuela, providing videoconferencing, debit card programs, and local and long distance services, as well as services regarding ATM/Frame Relay, call centers and private dedicated networks. A.E. PanAmTel owns and operates multiple earth stations in Venezuela, which include earth stations, teleports, furniture and equipment and real estate.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (A) Providing the required financial statements associated with the businesses described in Item 2 above is impracticable for Registrant at this time. Financial statements for the acquired businesses will be filed by Registrant as soon as they are available.

         (B) Providing the pro forma financial information of Article 11 of Regulation S-X regarding the transactions described in
                  Item 2 above is impracticable for Registrant at this time. This information will be filed by Registrant as soon as it is available.

         (C)      The Exhibit Index is located on page 7.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of April 2000.

                                  BROADBAND WIRELESS INTERNATIONAL CORPORATION



                                  BY: /s/ IVAN WEBB
                                      --------------------------
                                      Ivan Webb, President


                                 EXHIBIT INDEX

Exhibit No.       Description of Exhibit
----------        ----------------------
10(i)*            March 3, 2000 Assignment between and among the Company, Ron
                  Baker and Gary Duke.

10(ii)* March 1, 2000, Letter of Agreement by and between iTELL, Inc., a Delaware corporation, the Company and Sergio Ado.


10(iii)*          February 29, 2000 Agreement by and between i TELL, Inc. a
                  Delaware corporation and Asociados Espada C.A., d/b/a
                  PanAmTel.


10(iv)*           February 25, 2000 Agreement by and between the Company,
                  Steve Zabel, Bryant Ingram, and Joey Alfred.



* Included herein